INDUSTRIAL BUILDING LEASE








            LANDLORD:               THE ALLEN GROUP INC.




            TENANT:                 LUCAS HARTRIDGE, INC.




            LEASED PREMISES:        12841 Stark Road
                                    Livonia, Michigan


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                                TABLE OF CONTENTS

Section                                                                Page
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1.  GRANT, TERM, DEFINITIONS AND BASIC LEASE PROVISIONS. . . . . . . .  1
    1.0   Grant. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2   Termination. . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.3   Basic Rent . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.  POSSESSION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

3.  PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

4.  RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     4.0  Monthly Rent . . . . . . . . . . . . . . . . . . . . . . . .  2
     4.1  Interest on Late Payments. . . . . . . . . . . . . . . . . .  2

5.  IMPOSITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     5.0  Payment by Tenant. . . . . . . . . . . . . . . . . . . . . .  2
     5.1  Alternative Taxes. . . . . . . . . . . . . . . . . . . . . .  2
     5.2  Evidence of Payment. . . . . . . . . . . . . . . . . . . . .  3
     5.3  Right to Contest . . . . . . . . . . . . . . . . . . . . . .  3

6.  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     6.0  Kinds and Amounts. . . . . . . . . . . . . . . . . . . . . .  3
     6.1  Form of Insurance. . . . . . . . . . . . . . . . . . . . . .  4
     6.2  Fire Protection. . . . . . . . . . . . . . . . . . . . . . .  4
     6.3  Mutual Waiver of Subrogation Rights. . . . . . . . . . . . .  4

7.  DAMAGE OR DESTRUCTION. . . . . . . . . . . . . . . . . . . . . . .  4
     7.0  Obligation to Rebuild. . . . . . . . . . . . . . . . . . . .  5
     7.1  Preconditions to Rebuilding. . . . . . . . . . . . . . . . .  5
     7.2  Payment for Rebuilding . . . . . . . . . . . . . . . . . . .  5
     7.3  Excess Receipts by Landlord. . . . . . . . . . . . . . . . .  5
     7.4  Failure to Rebuild . . . . . . . . . . . . . . . . . . . . .  5

8.  CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
     8.0  Taking of Whole. . . . . . . . . . . . . . . . . . . . . . .  6
     8.1  Partial Taking . . . . . . . . . . . . . . . . . . . . . . .  6

9.  MAINTENANCE 6 AND ALTERATIONS. . . . . . . . . . . . . . . . . . .  6
     9.0  Maintenance. . . . . . . . . . . . . . . . . . . . . . . . .  6
     9.1  Alterations. . . . . . . . . . . . . . . . . . . . . . . . .  7

10. ASSIGNMENT AND SUBLETTING. . . . . . . . . . . . . . . . . . . . .  7

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Section                                                                Page
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11. LIENS AND ENCUMBRANCES . . . . . . . . . . . . . . . . . . . . . .  8
     11.0 Encumbering Title. . . . . . . . . . . . . . . . . . . . . .  8
     11.1 Liens and Right to Contest . . . . . . . . . . . . . . . . .  8

12. UTILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

13. INDEMNITY AND WAIVER . . . . . . . . . . . . . . . . . . . . . . .  8
     13.0 Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . .  8
     13.1 Waiver of Certain Claims . . . . . . . . . . . . . . . . . .  9
     13.2 Environmental Matters. . . . . . . . . . . . . . . . . . . .  9

14. RIGHTS RESERVED TO LANDLORD. . . . . . . . . . . . . . . . . . . .  9

15. QUIET ENJOYMENT. . . . . . . . . . . . . . . . . . . . . . . . . .  10

16. SUBORDINATION OR SUPERIORITY . . . . . . . . . . . . . . . . . . .  10

17. SURRENDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     17.0 Surrender. . . . . . . . . . . . . . . . . . . . . . . . . .  10
     17.1 Removal of Tenant's Property . . . . . . . . . . . . . . . .  11
     17.2 Holding Over . . . . . . . . . . . . . . . . . . . . . . . .  11

18. REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     18.0 Defaults . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     18.1 Remedies . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     18.2 Remedies Cumulative. . . . . . . . . . . . . . . . . . . . .  14
     18.3 No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .  14

19. OPTION TO PURCHASE . . . . . . . . . . . . . . . . . . . . . . . .  14
     19.0 Option to Purchase . . . . . . . . . . . . . . . . . . . . .  14
     19.1 Terms of Purchase. . . . . . . . . . . . . . . . . . . . . .  14

20. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     20.0 Estoppel Certificates. . . . . . . . . . . . . . . . . . . .  15
     20.1 Landlord's Right to Cure . . . . . . . . . . . . . . . . . .  15
     20.2 Amendments Must Be in Writing. . . . . . . . . . . . . . . .  15
     20.3 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     20.4 Relationship of Parties. . . . . . . . . . . . . . . . . . .  16
     20.5 Captions . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     20.6 Severability . . . . . . . . . . . . . . . . . . . . . . . .  16
     20.7 Law Applicable . . . . . . . . . . . . . . . . . . . . . . .  16
     20.8 Covenants Binding on Successors. . . . . . . . . . . . . . .  16
     20.9 Landlord Means Owners. . . . . . . . . . . . . . . . . . . .  16


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                            INDUSTRIAL BUILDING LEASE

      THIS LEASE is made this _____ day of July, 1991, by and between THE ALLEN GROUP INC., a Delaware corporation ("Landlord"), and LUCAS HARTRIDGE, INC., a Virginia corporation ("Tenant"), who hereby mutually covenant and agree as follows:


            1. GRANT, TERM, DEFINITIONS AND BASIC LEASE PROVISIONS

      1.0 Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real estate commonly known as 12841 Stark Road, Livonia, Michigan and legally described on Exhibit "A"' attached hereto and made a part hereof, together with all improvements now located thereon or to be located thereon during the term of this Lease (the "Leased Premises").

      1.1 Term. The initial term of this Lease shall commence on the date hereof (hereinafter sometimes referred to as "Commencement Date"), and shall end on July 31, 1993, and shall thereafter be renewed automatically from year to year unless terminated as herein set forth.

      1.2 Termination. Landlord and Tenant shall each have the right to terminate this Lease as of July 31, 1993 or at any time thereafter by giving at least six months' prior written notice thereof to the other party (which shall be delivered in the manner set forth in Section 20.3 hereof), in which event the term of this Lease shall be deemed to have expired on the effective date set forth in said notice.

      1.3 Basic Rent. The basic rent for the period from the Commencement Date through July 31, 1992 shall be $20,203 per month. The basic monthly rent for each twelve-month period shall be adjusted as of August 1 of each year, commencing August 1, 1992, to an amount equal to (a) the sum of (i) simple interest on the principal amount of $2,064,000 at the Prime Rate (as hereinafter defined) which was in effect on the last business day of July of such year, plus
(ii) $67,000, (b) divided by twelve. As used herein, "Prime Rate" means a rate per annum equal to the rate of interest announced by Harris Trust and Savings Bank or its successors as its prime (or equivalent) rate of interest.


                                  2. POSSESSION

      Landlord shall deliver, and Tenant shall accept, possession of the Leased Premises on the Commencement Date in their condition as of the date hereof.


                                   3. PURPOSE

      The Leased Premises may be used and occupied for any lawful purpose other than a use which would render the insurance on the Leased Premises void.


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                                     4. RENT

      4.0 Monthly Rent. Beginning with the Commencement Date, Tenant shall pay Monthly Rent as set forth in Section 1.3 hereof payable in advance on the first day of each month as set forth in said Section, except that the first month's rent shall be for the Period from the Commencement Date through August 31, 1991. If the term of this Lease shall expire on a day other than the last day of a calendar month, Monthly Rent shall be prorated for the portion of such month in which the term falls. Monthly Rent shall be paid to or upon the order of Landlord at Landlord's address set forth in Section 20.3.

      4.1 Interest on Late Payments. Any rent or other charges hereunder which are not paid within ten (10) days of the date due shall bear interest from the due date paid in full at a rate per annum equal to the rate of interest announced from time to time by Harris Trust and Savings Bank as its prime (or equivalent) rate of interest plus 3%, said rate changing with each change in such announced prime (or equivalent) rate.


                                 5. IMPOSITIONS

      5.0 Payment by Tenant. As additional rent for the Leased Premises, Tenant shall pay on or before the date when first due and payable or, in the event Landlord has paid the same, reimburse Landlord for all taxes and assessments, general and special, water rates and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever which may be levied or assessed with respect to the term of the Lease upon the Leased Premises, or any part thereof, or upon any improvements at any time situated thereon ("Impositions"); provided, however, that Impositions levied against the Leased Premises shall be prorated between Landlord and Tenant as of the Commencement Date for the first year of the Lease term and as of the expiration date of the Lease term for the last year of the Lease term on the basis of the most recent ascertainable tax and assessment bills. Impositions shall also include fees and costs incurred by Landlord during the Lease term for the purpose of contesting or protesting tax assessments or rates, to the extent such fees and costs relate to savings realized during the term of the Lease and any extension thereof. Tenant may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of years and Tenant shall not be responsible for any portion of such assessment with respect to a period after the termination of this Lease.

      5.1 Alternative Taxes. If at any time during the term of this Lease the method of taxation prevailing at the Commencement Date shall be altered so that any new tax, assessment, levy, imposition or charge, or any part thereof, shall be measured by or be based in whole or in part upon the Lease, or the Leased Premises, or the rent, additional rent or other income therefrom and shall be imposed upon the Landlord, then all such taxes, assessments, levies, impositions, or charges, or the part thereof, to the extent that they are so measured or based, shall be deemed to be included within the term Impositions for the purposes hereof to the extent that such Impositions would be payable if the Leased Premises were the only property of Landlord subject to such Impositions, and Tenant shall pay and discharge the same as provided herein for the payment of Impositions. Impositions shall not include federal income taxes, state

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and local  income  taxes,  federal  excess  profit taxes or franchise or capital stock taxes of Landlord.

      5.2 Evidence of Payment. Tenant shall pay all Impositions directly to the appropriate authority, and shall deliver to Landlord duplicate receipts or photostatic copies thereof showing the payments of all Impositions within thirty
(30) days after payment, but in no event later than the due date therefor.

      5.3 Right to Contest. Tenant shall not be required to pay any Imposition or charge upon or against the Leased Premises, or any part thereof, or the improvements at any time situated thereon, so long as the Tenant shall, in good faith and with due diligence, contest the same or the validity thereof by appropriate legal proceedings which have the effect of suspending the payment of such Imposition or charge, provided that neither the Leased Premises nor any interest therein is in danger of being sold or otherwise forfeited and further provided that Tenant bonds over such Imposition or provides Landlord with other security reasonably satisfactory to Landlord.


                                  6. INSURANCE

      6.0 Kinds and Amounts. As additional rent for the Leased Premises, Tenant shall procure and maintain the following policies of insurance at its own cost and expense:

           (a) Fire and Extended Coverage Insurance insuring the building and other improvements at any time situated upon the Leased Premises against loss or damage by fire, lightning, windstorm, hail, aircraft, vehicles, smoke, explosion, earthquake, riot or civil commotion and all other risks of direct physical loss as insured against under a Special Extended Coverage Endorsement. The insurance coverage shall be for not less than 100% of the full replacement cost of such improvements with agreed amount endorsement. Tenant, Landlord, and Landlord's mortgagees and/or ground lessors shall be named as additional insureds and all proceeds of insurance shall be payable to Landlord. The full replacement cost of improvements shall be designated annually by Landlord in its good faith judgment. In the event that Tenant does not agree with Landlord's designation, Tenant shall have the right to submit the matter to an insurance appraiser reasonably selected by Landlord and paid for by Tenant. The insurance appraiser shall submit a written report of his appraisal and if said report discloses that the improvements are not insured as therein required, Tenant shall promptly obtain the insurance required.

           (b) Commercial General Public Liability Insurance insuring against all claims, demands or actions made by, or on behalf of, any person or persons, firm or corporation and arising from, related to or connected with the Leased Premises, for injury to or death of any person in an amount not less than $2,000,000 per occurrence and for damage to property in an amount of not less than $500,000 per occurrence, naming Landlord and Tenant as insureds thereunder. Said insurance shall include broad form contractual liability coverage which insures contractual liability under the indemnity set forth in Section 13.0(a) hereof.

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           (c)  Insurance   insuring   against  loss  or  damage  from  external
      explosion  or  breakdown  of  boilers,  air  conditioning   equipment  and
      miscellaneous electrical apparatus, if any, on the Leased Premises in an amount satisfactory to Landlord, naming Landlord and Tenant as insureds thereunder.

           (d) Flood insurance whenever, in the judgment of Landlord, such protection is necessary and it is available.

      In addition, Tenant shall reimburse Landlord, within ten (10) days after receipt of Landlord's statement therefor, for premiums paid by Landlord for Business Interruption Insurance insuring Landlord from loss of rents and Impositions during any period the Leased Premises are untenantable due to fire or other casualty, or explosion or breakdown of boilers, air conditioning equipment and miscellaneous electrical apparatus (for a period of not less than one (1) year).

      6.1 Form of Insurance. The aforesaid insurance to be maintained by Tenant shall be written by companies and in form, substance and amount (where not stated above) reasonably satisfactory from time to time to Landlord. The aforesaid insurance shall unconditionally provide that it is not subject to cancellation without at least thirty (30) days' prior written notice to Landlord except for nonpayment of premiums in which event ten (10) days' prior written notice shall be given to Landlord. Certificates of insurance evidencing compliance with Section 6.0 shall be deposited with Landlord promptly after the Commencement Date, and certificates evidencing renewals or replacement thereof shall be delivered to Landlord promptly after expiration of such coverage.

      6.2 Fire Protection. Tenant shall conform with all applicable fire codes of any governmental authority having jurisdiction over the Leased Premises except where such conformance requires alterations to the Leased Premises of a capital nature.

      6.3 Mutual Waiver of Subrogation Rights. Whenever (a) any loss, cost, damage or expense resulting from fire, explosion or any other or casualty or occurrence is incurred by either Landlord or Tenant, or anyone claiming by, through, or under it in connection with the Leased Premises, and (b) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage or expense or is required under this Lease to be so insured, then the party so insured (or so required to be insured) hereby releases the other party from any liability the other party may have on account of such loss, cost, damage or expense to the extent of any amount by reason of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof (except that in the case of cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and effect).


                            7. DAMAGE OR DESTRUCTION


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      7.0  Obligation to Rebuild.  In the event of damage to or  destruction  of any improvements on the Leased Premises by fire or other casualty, the party who is required to maintain insurance under Article VI shall promptly, at its expense, repair, restore or rebuild the same to the condition existing prior to the happening of such fire or other casualty (the "Work"), provided, however, that if the damage or destruction exceeds twenty percent (20 %) of the value of the whole of the Leased Premises, either Landlord or Tenant may terminate this Lease, effective on the date of such damage or destruction, by giving written notice thereof to the other within sixty (60) days after the event causing the damage or destruction, in which event all insurance proceeds shall be paid to Landlord and neither party shall be obligated to repair, restore or rebuild the Leased Premises. Tenant shall have no liability for Rent during the period of such repair, restoration or rebuilding to the extent the Leased Premises are
rendered   untenantable,   and  Landlord  shall  look  solely  to  its  business
interruption insurance for such rent.

      7.1 Precondition to Rebuilding. If Tenant is required to rebuild the Premises pursuant to the terms hereof, before Tenant commences any Work, plans and specifications therefor, prepared by a licensed architect satisfactory to Landlord, shall be submitted to Landlord (which plans shall require Landlord's approval if the Work involves an estimated cost of more than Fifty Thousand Dollars ($50,000)) and Tenant shall furnish to Landlord (a) an estimate of the cost of the proposed Work, certified to by said architect; and (b) satisfactory evidence of sufficient contractor's comprehensive general liability insurance covering Landlord, builder's risk insurance, and worker's compensation insurance.

      7.2  Payment for Rebuilding.  If this Lease is not terminated  pursuant to
Section 7.0 and provided that the insurer does not deny liability as to all of the insureds, and provided Tenant is not then in default hereunder, all sums arising by reason of loss under the insurance referred to in Section 6.0(a), shall be held by Landlord to be available for the Work. The party obligated to perform the Work shall diligently pursue the repair or rebuilding of the improvements in a good and workmanlike manner. Landlord shall pay out construction funds from time to time on the written direction of the architect provided that Landlord shall first be furnished with waivers of lien, contractors, and subcontractors sworn statements and other evidence of cost and payments so that Landlord can verify that the amounts disbursed from time to time are represented by completed and in-place Work, and that said Work is free and clear of possible mechanics liens. No payment made prior to the final completion of the Work shall exceed ninety per cent (90%) of the value of the work completed and in place from time to time.

      7.3 Excess Receipts by Landlord. Any insurance remaining with Landlord after payment in full for the Work shall be paid to Landlord.

      7.4  Failure to Rebuild.  If this Lease is not terminated pursuant Section
7.0 and if the party obligated to perform the Work does not commence the Work within sixty (60) days after the date the damage or destruction occurred, or does not prosecute same thereafter with such dispatch as may be necessary to complete the same within a reasonable period after the date said damage or destruction occurred, then, in addition to whatever other remedies the other party may have under this Lease, or at law or in equity, such other party may terminate this Lease.

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

                                 8. CONDEMNATION

      8.0 Taking of Whole. If the whole of the Leased Premises is taken or condemned for a public or quasi-public use or purpose by a competent authority, or if such a portion of the Premises is taken so that the balance cannot be used for the same purpose and with substantially the same utility to Tenant is immediately prior to such taking and Landlord or Tenant elects to terminate this Lease, which election shall be made by giving written notice thereof to the other party within thirty (30) days after delivery of possession to the condemning authority, then in any of such events, the Lease term shall terminate upon delivery of possession to the condemning authority, and any award, compensation or damages (hereinafter sometimes called the "Award") shall be paid to and be the sole property of Landlord, whether the Award shall be made as compensation for diminution of the value of the leasehold estate or the fee of the Leased Premises or otherwise. Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all of the Award. Tenant shall continue to pay rent and other charges hereunder until the Lease is terminated and any Impositions and insurance premiums prepaid by Tenant or any unpaid Impositions or other charges which accrue prior to the termination, shall be adjusted between the parties. Nothing in this Section 8.0 shall prohibit Tenant from making separate claims to the condemning authority for furnishings, equipment and fixtures and Tenant's leasehold interest, if permitted under applicable law, that may be taken in connection with any such condemnation.

      8.1 Partial Taking. If only a part of the Leased Premises is taken or condemned and the Lease is not terminated pursuant to Section 8.0 hereof, Landlord, at its sole cost and expense, shall repair and restore the Leased Premises and all improvements thereon. If a portion of the building located on the Leased Premises is taken, Monthly Rent shall abate in proportion to the floor area so taken from and after the date possession of such portion of the Leased Premises is surrendered to the condemning authority. If Landlord does not make a complete architectural unit of the remainder of the improvements within a reasonable period after such taking or condemnation, or if, in Tenant's judgment, the portion of the Leased Premises (including the improvements thereon) is inadequate for the conduct of Tenant's normal business operations, Tenant may elect to terminate this Lease by giving written notice thereof to Landlord. Any portion of the Award not expended for such repairing or restoration shall be retained by Landlord.


                         9. MAINTENANCE AND ALTERATIONS

      9.0 Maintenance. Tenant, at its sole cost and expense, shall (a) perform routine maintenance and repair of the Leased Premises, other than structural repairs (including the roof), for which the Landlord shall be responsible, and
(b) perform routine maintenance of the heating, ventilating, air conditioning and other mechanical systems in the Leased Premises excluding any repairs, rebuilding or replacement which increase the value of the Leased Premises, which shall be borne by the Landlord (such costs to be borne by Landlord described in this paragraph (b) being referred to as the "Mechanical Upgrades"). Tenant shall further keep and maintain the Leased Premises, the parking area and all sidewalks and areas adjacent thereto safe, secure, clean and sanitary (including without limitation, snow and ice clearance, and necessary interior painting and carpet cleaning at least once each year), and in compliance with all material respects with all health, safety and police regulations in force other than those requiring structural alteration or repair, a Mechanical Upgrade or those requiring expenditures which would constitute Clean-Up Costs (as hereinafter defined). As used herein, "Clean-Up Costs" mean the costs, expenses, losses, damages and other liabilities incurred in connection with compliance with any Federal, state or local law, rule, regulation or policy governing environmental matters relating to the condition of the Leased Premises as of the Commencement Date or the business conducted on the Leased Premises prior to the Commencement Date for which Landlord is responsible pursuant to Section 13.2 hereof.

      9.1   Alterations.

            (a)  Tenant  shall  not  make  any   additions,   improvements   and
alterations (hereinafter "Alterations") to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

            (b)  As to any  Alterations  which Tenant  desires to perform and to which Landlord consents and which cost in excess of $10,000.00, and as to any replacements whatsoever, such work shall be performed with new materials, in a good and workmanlike manner, strictly in accordance with plans and specifications therefor first approved in writing by Landlord and in accordance with all applicable laws and ordinances. Upon completion of any such work by or on behalf of Tenant, Tenant shall provide Landlord with such documents as Landlord may require (including, without limitation, sworn contractors' statements and supporting lien waivers) evidencing payment in full for such work, and "as built" working drawings. In the event Tenant performs any work not in compliance with the provisions of this Section 9.1(b), Tenant shall, upon written notice from Landlord, immediately remove such work and restore the Leased Premises to their condition immediately prior to the performance thereof. If Tenant fails so to remove such work and restore the Lease Premises as aforesaid, Landlord may, at its option, and in addition to all other rights or remedies of Landlord under this Lease, at law or in equity, enter the Leased
Premises and perform said obligation of Tenant and Tenant shall reimburse Landlord for the cost to the Landlord thereof, immediately upon being billed therefor by Landlord. Such entry by Landlord shall not be deemed an eviction or disturbance of Tenant's use or possession of the Leased Premises nor render Landlord liable in any manner to Tenant.


                          10. ASSIGNMENT AND SUBLETTING

      Tenant shall not (i) assign, convey or mortgage this Lease or any interest in this Lease; (ii) allow any transfer thereof or any lien upon Tenant's interest in this Lease by operation of law; (iii) sublet the Leased Premises or any part thereof; or (iv) permit the use or occupancy of the Leased Premises or any part thereof by anyone other than Tenant. Notwithstanding the foregoing, Tenant may, without Landlord's consent, assign this Lease to any entity which is directly or indirectly controlled by Lucas Industries, Inc., a Michigan corporation ("Parent"), provided that (a) such assignment shall not relieve Tenant of its obligations hereunder, and (b) Parent confirms in writing to Landlord that Parent's guaranty of the obligations of Tenant hereunder remains in full force and effect notwithstanding such assignment.

                           11. LIENS AND ENCUMBRANCES

      11.0 Encumbering Title. Tenant shall not do any act which encumbers the title of Landlord to the Leased Premises, nor shall the interest or estate of Landlord in the Leased Premises in any way be subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract, by Tenant. Any claim to, or lien upon, the Leased Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Landlord in and to the Leased Premises.

      11.1 Liens and Right to Contest. Tenant shall not permit the Leased Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Leased Premises by, or at the direction of sufferance of Tenant; provided, however, that Tenant shall have the right to contest, in good faith and by appropriate proceedings, the validity of any such lien or claimed lien; provided that Tenant bonds over such lien or provides Landlord with other adequate security therefor and provided further, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.


                                  12. UTILITIES

      Tenant shall pay for all services to the Leased Premises. Landlord shall have no obligation to furnish utilities to the Leased Premises and makes no representation or warranty with respect to the continued availability of such services.


                            13. INDEMNITY AND WAIVER

      13.0  Indemnity.  To the extent permitted by applicable law and subject to
Section  13.2,  Tenant  will  protect,  indemnify  and save  harmless  Landlord,
Landlord's mortgagee and/or ground lessor and their respective agents, shareholders, directors, officers, and employees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Landlord by reason of
(a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Premises or any part thereof or the adjoining sidewalks, curbs, streets or ways, or resulting from any act or omission of Tenant or anyone claiming by, through or under Tenant; (b) any failure on the part of Tenant to perform or comply with any of the terms of this Lease; or (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Leased Premises or any part thereof at the request of Tenant. In case any action, suit or proceeding is brought against Landlord by reason of any such occurrence, Tenant will, at Tenant's expense, defend such action, suit or proceeding, or cause the same to be defended by counsel satisfactory to Landlord.

      13.1 Waiver of Certain Claims. All property belonging to Tenant shall be kept at the Leased Premises at the risk of Tenant, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof. Tenant waives all claims it may have against Landlord for damage or injury to property sustained by Tenant or any persons claiming through Tenant resulting from any part of the Leased Premises or any of its improvements, equipment or appurtenances being out of repair, or resulting from any accident on or about the Leased Premises, or resulting directly or indirectly from any act or neglect of any person, including Landlord to the extent permitted by law. This Section
13.1 shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant or any other person, including Landlord to the extent permitted by law, and whether such damage be caused by or result from any thing or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of a wholly different nature.

      13.2 Environmental Matters. The obligations of Landlord and Tenant with respect to environmental matters shall be governed by the Agreement for the Sale and Purchase of Assets dated June 11, 1991 between landlord and Parent, as amended by Amendment No. 1 thereto dated July 19, 1991 and Amendment No. 2 thereto dated July 26, 1991 (the "Purchase Agreement"), Parent having assigned all its rights and obligations thereunder to Tenant.


                         14. RIGHTS RESERVED TO LANDLORD

      Without limiting any other rights reserved or available to Landlord under this Lease, at law or in equity, Landlord, reserves the following rights to be exercised at Landlord's election and, except as provided in Section 9.0, Landlord's expense:

            (a)  To change the street address of the Leased Premises;

            (b) To inspect the Leased Premises and to make repairs, additions or alterations to the Leased Premises provided the same do not materially interfere with Tenant's business operations at the Leased Premises;

            (c) To cause any tests (including tests of soil and ground water) to be conducted on the Leased Premises and to effect any environmental remediation of the Leased Premises which Landlord deems necessary or desirable, provided that such testing and remediation does not materially interfere with Tenant's business operations at the Leased Premises;

            (d) To show the Leased Premises to prospective purchasers, mortgagees, or other persons having a legitimate interest in viewing the same, and, at any time within six months prior to the expiration of the Lease term to persons wishing to rent the Leased Premises;

            (e) During the last six months of the Lease term, to place and maintain the usual "For Rent" sign in or on the Leased Premises;

            (f) During the last ninety (90) days of the Lease term, if during or prior to that time Tenant vacates the Premises, to decorate, remodel, repair, alter otherwise prepare the Leased Premises for new occupancy; and

            (g) To place and maintain "For Sale" signs on the Leased Premises and on the exterior of the building on the Leased Premises.

Landlord may enter upon the Leased Premises for any and all of said purposes and may exercise any and all of the foregoing rights hereby reserved, during normal business hours unless an emergency exists, or at any time an emergency exists, without being deemed guilty of any eviction or disturbance of Tenant's use or possession of the Leased Premises, and without being liable in any manner to Tenant.


                               15. QUIET ENJOYMENT

      So long as Tenant is not in default under the covenants and agreements of this Lease, Tenant's quiet and peaceable enjoyment of the Leased Premises shall not be disturbed or interfered with by Landlord or by any person claiming by, through or under Landlord.


                        16. SUBORDINATION OR SUPERIORITY

      If the mortgagee or trustee named in any first mortgage or first trust deed hereafter made shall agree that, if it becomes the owner of the Leased Premises by foreclosure or deed in lieu of foreclosure, it will recognize the rights and interest of Tenant under the Lease and not disturb Tenant's use and occupancy of the Lease Premises if and so long as Tenant is not in default under the Lease (which agreement may, at such mortgagee's option, require attornment by Tenant), then all or a portion of the rights and interests of Tenant under this Lease shall be subject and subordinate to such first mortgage or first trust deed and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof. Any such mortgagee or trustee may elect that, instead of making this Lease subject and subordinate to its first mortgage or first trust deed, the rights and interest of Tenant under this Lease shall have priority over the lien of its mortgage or trust deed. Tenant agrees that it will, within ten (10) days after demand in writing, execute and deliver whatever instruments may be reasonably required, either to make the Lease subject and subordinate to such a mortgage or trust deed, or to give the Lease priority over the lien of the mortgage or trust deed, whichever alternative may be elected by the mortgagee or trustee. If Tenant fails to execute and deliver any such instrument, Tenant does hereby make constitute and irrevocably appoint Landlord as its attorney in fact, in its name, place and stead so to do.


                                  17. SURRENDER

      17.0 Surrender. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon of Tenant's right to possession of the Leased Premises, Tenant will at once surrender and deliver up the Leased Premises together with all improvements thereon, to Landlord, broom swept, in good condition and repair, reasonable wear and tear excepted. Conditions existing because of Tenant's failure to perform maintenance and repairs as required herein shall not be deemed "reasonable wear and tear". Tenant shall deliver to Landlord all keys to all doors of the Leased Premises. As used herein, the term "improvements" shall include, without limitation, all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment, and all Alterations (as said term is defined in Section 9.1 hereof) whether or not permitted under Section
9.1. All Alterations, temporary or permanent, made in or upon the Leased Premises by Tenant shall become Landlord's property and shall remain upon the Leased Premises on any such termination without compensation, allowance or credit to Tenant, provided, however, that Landlord shall have the right to require Tenant to remove any Alterations and restore the Leased Premises to their condition prior to the making of such Alterations, repairing any damage occasioned by such removal and restoration. Said right shall be exercised by Landlord's giving written notice thereof to Tenant at least ten (10) days prior to such termination. If Landlord requires removal of any Alterations and Tenant does not make such removal in accordance with this Section at the time of such termination, Landlord may remove the same (and repair any damage occasioned thereby), and dispose thereof or, at its election, deliver the same to any other place of business of Tenant or warehouse the same. Tenant shall pay the costs of such removal, repair, delivery and warehousing to Landlord on demand.

      17.1 Removal of Tenant's Property. Upon the termination of this Lease by lapse of time or otherwise, Tenant shall remove Tenant's articles of personal property incident to Tenant's business ("Trade Fixtures"); provided, however, that Tenant shall repair any injury or damage to the Leased Premises which may result from such removal, and shall restore the Leased Premises to the same condition as prior to the installation thereof. If Tenant does not remove Tenant's Trade Fixtures from the Leased Premises on or before the expiration or earlier termination of the Lease term, Landlord may, at its option, remove and dispose of the same (and repair any damage occasioned thereby) or deliver the same to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, disposal, repair, delivery and warehousing to Landlord on demand, or Landlord may treat such Trade Fixtures as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

      17.2 Holding Over. Tenant shall have no right to occupy the Leased Premises or any portion thereof after the expiration of the Lease or after termination of the Lease or of Tenant's right to possession pursuant to Section
18.0 hereof. In the event Tenant or any party claiming by, through or under Tenant holds over, Landlord may exercise any and all remedies available to it at law or in equity to recover possession of the Leased Premises, and for damages. For each and every month or partial month that Tenant or any party claiming by, through or under Tenant remains in occupancy of all or any portion of the Leased Premises after the expiration of the Lease or after termination of the Lease or Tenant's right to possession, Tenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double the rate of rent and other charges payable by Tenant hereunder immediately prior to the expiration or other termination of the Lease or of Tenant's right to possession. The acceptance by Landlord of any lesser sum shall be construed as a payment on account and not in satisfaction of damages for such holding over.

                                  18. REMEDIES

      18.0 Defaults. Any one or more of the following events shall be considered events of default as said term is used herein:

            (a) Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or set aside within sixty (60) days from the date of the entry or granting thereof; or

            (b) Tenant shall file any petition in bankruptcy or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws as now or hereafter amended, or Tenant shall institute any proceeding or shall give its consent to the institution of any proceedings for any relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

            (c) Tenant shall make any assignment for the benefit of creditors or shall apply for consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

            (d) The Leased Premises are levied upon by any revenue officer or similar officer; or

            (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated or set aside within thirty (30) days from the date of entry or granting thereof; or

            (f) Tenant shall abandon the Leased Premises or vacate the same during the term hereof; or

            (g) Tenant shall default in any payment of rent or in any other payment required to be made by Tenant hereunder when due as herein provided, and any such default shall continue for ten (10) days after notice thereof in writing to Tenant; or

            (h) Tenant shall fail to contest the validity of any lien or claimed lien, or, having commenced to contest the same, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, or shall otherwise fail to comply with Article XI, and such default continues for ten (10) days after notice thereof in writing to Tenant; or

            (i) Tenant shall default in keeping, observing or performing any of the other covenants or agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for thirty (30) days after notice thereof in writing to Tenant.

      18.1 Remedies. Upon the occurrence of any one or more of such events of default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease. Upon termination of the Lease, or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Leased Premises immediately, and deliver possession thereof to the Landlord, and hereby grants to the Landlord the full and free right, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for), to enter into and upon the Leased Premises in such event with or without process of law and to repossess the Leased Premises as the Landlord's former estate and to expel or remove the Tenant without being deemed in any manner guilty of trespass, eviction, or forcible entry or detainer without incurring any liability for any damage resulting therefrom and without relinquishing the Landlord's rights to rent or any other right given to the Landlord hereunder or by operation of law. If the Landlord elects to terminate the Tenant's right to possession only without terminating the Lease, the Landlord may, at the Landlord's option, enter into the Leased Premises, remove the Tenant's signs and other evidences of tenancy, and take and hold possession thereof as hereinabove provided, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease. Landlord may relet all or any part of the Leased Premises for such rent and upon such terms as shall be satisfactory to Landlord (including the right to change the character or use made of the Premises). For the purpose of such reletting, Landlord may decorate or make any repairs, changes, alterations or additions in or to the Leased Premises that may be necessary or convenient. If Landlord does not relet the Leased Premises, Tenant shall pay to Landlord on demand damages equal to the amount of the rent, and other sums provided herein to be paid by Tenant for the remainder of the Lease term. If the Leased Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, additions, the expenses of such reletting and the collection of the rent accruing therefrom (including, but not by way of limitation, attorneys' fees and brokers' commissions), to satisfy the rent and other charges herein provided to be paid for the remainder of the Lease term, Tenant shall pay to Landlord on demand any deficiency and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section from time to time. Landlord shall use all diligent efforts to mitigate, its damages arising out of Tenant's default; Landlord shall not be deemed to have failed to use such diligent efforts by reason of the fact that Landlord has sought to relet the Leased Premises at a rental rate higher than that payable by Tenant under the Lease (but not in excess of the then current market rental rate). If Tenant shall default under Section 18.0(i) and if such default cannot with due diligence be cured within said period of thirty (30) days after notice in writing shall have been given to Tenant, and if Tenant promptly commences to eliminate the causes of such default, then Landlord shall not have the right to declare said term ended by reason of such default or to repossess without terminating the Lease so long as Tenant is proceeding diligently and with reasonable dispatch to take all steps and do all work required to cure such default, and does so cure such default, provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Landlord to declare the said term ended or to repossess without terminating the Lease, and to enforce all of its rights and remedies for any other default not timely cured.

      18.2 Remedies Cumulative. No remedy hereunder or otherwise conferred upon or reserved to Landlord shall be considered to exclude or suspend any other remedy but the same shall be cumulative and shall be in addition to every other remedy given hereunder or existing at law or in equity ad every power and remedy given by this Lease to Landlord may be exercised from to time and so often as occasion may arise or as may be deemed expedient.

      18.3 No Waiver. No delay or omission of Landlord to exercise any right or power arising from any default shall impair any such right or power or be construed to be a waiver of any such default or any acquiescence therein. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or as a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of rent or other charges hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account, and not in satisfaction of damages due from Tenant to Landlord.


                             19. OPTION TO PURCHASE

      19.0 Grant. Landlord hereby grants to Tenant the option to purchase (the "Option") the Leased Premises at the expiration of the term of this Lease at a price equal to the then Book Value of the Leased Premises. Said option may be exercised at any time during the term of this Lease (other than at such time as exists a default or a condition which with the passage of time, the giving of notice or both would constitute a default hereunder) by delivery of written notice to Landlord by Tenant in the manner provided in Section 20.3 hereof. If Tenant exercises the Option, the Leased Premises shall be purchased and accepted by Tenant "as is", and Landlord shall have no liability whatsoever to Tenant under Section 15.1(c) or 15.1(d) of the Purchase Agreement, even as to claims made prior to the time Tenant exercised the Option.

      19.1 Terms of Purchase. Within ten (10) days after Tenant's exercise of the Option, Landlord and Tenant shall enter into a written agreement for the sale of the Leased Premises (the "Contract") for a purchase price equal to the Book Value as of the Closing. Unless otherwise agreed to by the parties, the Contract shall provide for (1) an escrow closing at the office of the title insurer issuing the title insurance policy specified below on a date no later than the earlier of (i) six months after the exercise of the Option or (ii) the expiration date of the term of this Lease; (2) payment by Tenant to Landlord of the purchase price in cash at the closing; (3) delivery by Landlord to Tenant of good title to the Leased Premises by a Quitclaim Deed, subject only to (a) the Permitted Exceptions set forth on Exhibit "B" hereto, and (b) general real estate taxes or special assessments not yet due and payable; (4) the delivery by Landlord to Tenant, at Landlord's expense, of a ALTA Form B owner's title insurance policy issued by a title insurer acceptable to both Landlord and Tenant subject only to those exceptions stated above; (5) the delivery by the appropriate party of all documentation necessary for the title insurance company to insure Tenant's fee simple interest in the Leased Premises; and (6) the payment of all prorations, transfer taxes, title insurance charges, escrow fees, recording fees, and other expenses, fees and charges by the party from whom such payment is due in accordance with statutory requirements or in accordance with the custom at the time of the closing for sales of properties similar to the Leased Premises, but in any case, subject to Section 18.16 of the Purchase Agreement.


                                20. MISCELLANEOUS

      20.0 Estoppel Certificates. Tenant shall at any time and from time to time upon not less than ten (10 ) days prior written request from Landlord, execute, acknowledge and deliver to Landlord, in form reasonably satisfactory to Landlord and/or Landlord's mortgagee, a written statement certifying (if true) that Tenant has accepted the Leased Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force, and effect as modified and stating the modifications), that Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other certifications as may reasonably be required by Landlord, agreeing to give copies to any mortgagee of Landlord of all notices by Tenant to Landlord and agreeing to afford Landlord's mortgagee a reasonable opportunity to cure any default of Landlord. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Leased Premises and their respective successors and assigns.

      20.1 Landlord's Right to Cure. Landlord may, but shall not be obligated to, cure any default by Tenant (specifically including, but not by way of limitation, Tenant's failure to obtain insurance, make repairs, or satisfy lien claims); and whenever Landlord so elects, all costs and expenses paid by
Landlord to cure such default, including without limitation reasonable attorneys' fees, shall be so much additional rent due on the next date that Monthly Rent is payable after such payment together with interest (except in the case of said attorneys' fees) at a rate per annum equal to the rate of interest announced from time to Harris & Trust and Savings Bank as its prime (or equivalent) rate of interest from the date of the advance to the date of repayment by Tenant to Landlord.

      20.2 Amendments Must Be in Writing. This Lease may not be amended except by a written instrument duly signed and delivered by both parties.

      20.3 Notices. All notices to or demands upon Landlord or Tenant given under any of the provisions hereof shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been given if a copy thereof has been deposited in the United States mail registered or certified, proper postage prepaid if sent for next business day delivery by a reputable overnight courier service, to Tenant at 11180 Sunrise Valley Drive, Reston, Virginia 22092 or at such address as Tenant may theretofore have designated by written notice to Landlord, and any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if deposited in the United States mail, registered or certified, proper postage prepaid, or if sent for next business day delivery by a reputable overnight service, with receipt, to Landlord at 534 Broad Hollow Road, Melville, Long Island, New York 11747, Attn: Secretary, or at such other address or to such other agent as Landlord may theretofore have designated by written notice to Tenant. The effective date of any mailed notice shall be three (3) business days after delivery of the same to the United States Postal Service. The effective date of any notice sent by courier shall be the next business day.

      20.4 Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture, by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of landlord and tenant.

      20.5 Captions. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

      20.6 Severability. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

      20.7 Law Applicable. This Lease shall be construed and enforced in accordance with the laws of the State of Michigan.

      20.8 Covenants Binding on Successors. All of the covenants, agreements, conditions and undertakings contained in this Lease shall extend and inure to and be binding upon the successors and permitted assigns of the respective parties hereto, the same as if they were in every case specifically named, and wherever in this Lease reference is made to either of the parties hereto, it shall include and apply to, wherever applicable, the successors and permitted assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained. The foregoing shall not be deemed to permit any assignment by Tenant in contravention of Article X hereof.

      20.9 Landlord Means Owners. The term "Landlord" as used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the fee of the Leased Premises, and in the event of any transfer or transfers of the title to such fee, the Landlord herein named (and in case of any subsequent transfer or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, from all liability for the performance of any covenants or obligations on part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provisions of this Lease shall be paid to Tenant and provided that the grantee expressly assumes in writing the obligations of the Landlord hereunder.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

                                    LANDLORD:

                                    THE ALLEN GROUP, INC. a Delaware
                                    corporation


                                    By: /s/ Stephen E. Gildrudey
                                       ---------------------------------------
                                       Its: Vice President
                                           -----------------------------------

                                    TENANT:

                                    LUCAS HARTRIDGE, INC., a Virginia
                                    corporation


                                    By: /s/ [Signature illegible]
                                       ---------------------------------------
                                       Its: Secretary
                                           -----------------------------------

     The following page contains a list of Exhibits and Schedules which have been intentionally omitted by the Registrant.

     A copy of any omitted Exhibit or Schedule will be provided to the Securities and Exchange Commission upon request.

Exhibit A - Legal Description
Exhibit B - Permitted Exceptions